UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2026

FedEx Freight Holding Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 001-43059

Delaware	39-3560171
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8285 Tournament Drive Memphis, Tennessee	38125
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 560-0784

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, par value $0.10 per share	FDXF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 2, 2026, FedEx Freight Holding Company, Inc. (“FedEx Freight” or the “Company”) terminated Michael B. Lyons, Executive Vice President – Chief Specialized Services and Commercial Officer. Following an internal investigation, the Company determined Mr. Lyons violated its Code of Conduct and no longer met the standards of employment at FedEx Freight.

Mr. Lyons’s conduct was not related to and did not impact the Company’s financial reporting or performance, internal controls, strategy, or customer relationships.

Responsibilities previously held by Mr. Lyons are transitioning to members of the FedEx Freight executive leadership team while the Company conducts a comprehensive search for his replacement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDEX FREIGHT HOLDING COMPANY, INC.

By:	/s/ Clement Edward Klank III
Name: Clement Edward Klank III
Title: Executive Vice President – Chief Human Resources and Legal Officer

Date: September 2, 2026